Exhibit 3.1

FILING #0005447270 PG 01 OF 01 VOL B-02129 FILED 12/16/2015 11:00 AM PAGE 01221 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

CERTIFICATE OF MERGER OF

UIL HOLDINGS CORPORATION

(A CONNECTICUT CORPORATION)

WITH AND INTO

GREEN MERGER SUB, INC.

(A CONNECTICUT CORPORATION)

(Pursuant to Section 33-819 of the Connecticut General Statutes)

1. The name of the terminating entity in the merger contemplated by this Certificate of Merger (the “Merger”) is UIL Holdings Corporation, a Connecticut corporation (the “Terminating Corporation”). The name of the surviving entity in the Merger is Green Merger Sub, Inc., a Connecticut corporation (the “Surviving Corporation”).

2. The Merger and Plan of Merger were duly authorized and approved by the shareholders of the Terminating Corporation in accordance with the provisions of Connecticut General Statutes Sections 33-600 to 33-998 and such corporation’s Certificate of Incorporation.

3. The Merger and Plan of Merger were duly authorized and approved by the shareholders of the Surviving Corporation in accordance with the provisions of Connecticut General Statutes Sections 33-600 to 33-998 and such corporation’s Certificate of Incorporation.

4. The Certificate of Incorporation of the Surviving Corporation is hereby amended by deleting in its entirety Section 1 thereof that states the name of the Surviving Corporation, and by replacing such section with the following new section in order to change the name of the Surviving Corporation:

“1. Name of Corporation: UIL Holdings Corporation.”

Other than with regard to the foregoing amendment, the Certificate of Incorporation of the Surviving Corporation, as in effect on the effective date of the Merger (the “Effective Date”), shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation and shall not be amended by this Merger. The Surviving Corporation reserves the right and power, after the Effective Date, to alter, amend, change or repeal any of the provisions contained in its Certificate of Incorporation in the manner now or hereafter prescribed by statute.

5. The Merger shall be effective upon the filing of this Certificate of Merger with the Connecticut Secretary of State.

Dated this 16 day of December 2015.

SURVIVING CORPORATION:		TERMINATING CORPORATION:
GREEN MERGER SUB, INC.		UIL HOLDINGS CORPORATION

By:	/s/ R. Scott Mahoney	By:	/s/ James P. Torgerson
	R. Scott Mahoney		James P. Torgerson
	Its General Counsel and Secretary		Its Chief Executive Officer

STATE OF CONNECTICUT OFFICE OF THE SECRETARY OF THE STATE	}	SS. HARTFORD

I hereby certify that this is a true copy of record in this Office.
In Testimony whereof, I have hereunto set my hand and affixed the Seal of said State, at Hartford, this 16th day of December A.D. 2015

/s/ Denise W. Merrill
SECRETARY OF THE STATE

CERTIFICATE OF INCORPORATION

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING #0005284230 PG 01 OF 04 VOL B-02038 FILED 02/24/2015 01:19 PM PAGE 01825 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):			FILING FEE: $250

NAME:	George Lofaso		INCLUDES FRANCHISE TAX UP TO
ADDRESS:	c/o Latham & Watkins LLP		20,000 SHARES
	885 Third Avenue		MAKE CHECKS PAYABLE TO
CITY:	New York		“SECRETARY OF STATE”
STATE:	NY	ZIP: 10022

1. NAME OF CORPORATION:
Green Merger Sub, Inc.
2. TOTAL NUMBER OF AUTHORIZED SHARES:
1,000
IF THE CORPORATION HAS MORE THAN ONE CLASS OF SHARES, IT MUST DESIGNATE EACH CLASS AND THE NUMBER OF SHARES AUTHORIZED WITHIN EACH CLASS BELOW.

CLASS:	NUMBER OF SHARES PER CLASS:
Common Stock of no par value.	1,000
3. TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665: None

FILING #0005284230 PG 02 OF 04 VOL B-02038 FILED 02/24/2015 01:19 PM PAGE 01826 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

4. APPOINTMENT OF REGISTERED AGENT: [PLEASE SELECT ONLY ONE (A OR B) AND PRINT OR TYPE NAME OF AGENT.] A. INDIVIDUAL’S AGENT NAME:

BUSINESS ADDRESS: (P.O. BOX UNACCEPTABLE) ADDRESS: CITY: STATE: ZIP:	RESIDENCE ADDRESS: (P.O. BOX UNACCEPTABLE) ADDRESS: CITY: STATE: ZIP:
B. BUSINESS ENTITY: C T Corporation System ADDRESS: (P.O. BOX UNACCEPTABLE) ADDRESS: One Corporate Center, Fl. 14 CITY: Hartford STATE: CT ZIP: 06103-3220

ACCEPTANCE OF APPOINTMENT C T Corporation System
SIGNATURE OF AGENT:	/s/ Joe Villeda	Joe Villeda Assistant Secretary

5. ELECTION OF BENEFIT CORPORATION STATUS (MUST check box if applicable.):

The Corporation elects to be a Benefit Corporation. In addition to any other stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [NOTE: If the corporation also seeks to have one or more specific public benefit(s) in addition to the general public benefit, then the corporation must set forth the specific public benefit(s), if any, in Box 6, below, under “Other Provisions”.]

6. OTHER PROVISIONS: Attached.
7. CORPORATION EMAIL ADDRESS - REQUIRED: (IF NONE, MUST STATE “NONE.”) None.

FILING #0005284230 PG 04 OF 04 VOL B-02038 FILED 02/24/2015 01:19 PM PAGE 01828 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

8. EXECUTION: CERTIFICATE MUST BE SIGNED BY EACH INCORPORATOR DATED THIS 23rd DAY OF February , 2015

NAME OF INCORPORATOR(S) (print or type)	ADDRESS		SIGNATURE(S)

George Lofaso	ADDRESS: CITY: STATE:	c/o Latham & Watkins LLP 885 Third Avenue New York NY ZIP: 10022	/s/ George Lofaso

	ADDRESS: CITY: STATE:	ZIP:

	ADDRESS: CITY: STATE:	ZIP:

FILING #0005284230 PG 03 OF 04 VOL B-02038 FILED 02/24/2015 01:19 PM PAGE 01827 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

ATTACHMENT TO THE CERTIFICATE OF INCORPORATION

OF

GREEN MERGER SUB, INC.

1.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Connecticut Business Corporation Act as it now exists or may hereafter be amended and supplemented.

2.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

3.	No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director for an amount that is in excess of the compensation received by the director for serving the corporation during the year of the violation if such breach did not: (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation, or (E) create liability under section 33-757 Connecticut Business Corporation Act, provided that this limitation of liability provision shall not limit or preclude the liability of a director for any act or omission occurring prior to the effective date of this provision. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.